Exhibit 99.1

IMPORTANT INVESTOR INFORMATION
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Shareholder Information Statement Notice

                                     Username - controlone Password - 4meeting
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 Important Notice Regarding the Availability of INFORMATION STATEMENT materials for Zunicom, Inc. Shareholder Meeting to be Held on December 14, 2007

   Under new Securities and Exchange Commission rules, you are receiving this notice that the INFORMATION STATEMENT materials for the annual meeting are available on the Internet! Follow the instructions below to view the materials. The items to be considered are listed on page 2.

   Zunicom, Inc. annual meeting will be held on Friday December 14, 2007, at 10:00 a.m.(local time) at the offices of the Company at 4315 West Lovers Lane, Dallas, Texas 75209-7447.

   This communication presents only an overview of the more complete INFORMATION STATEMENT materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the INFORMATION STATEMENT materials.

   We are not asking you for a proxy and you are requested not to send us a proxy.

   THIS IS THE FIRST OF TWO REQUIRED NOTICES.

   The INFORMATION STATEMENT and Annual Report on Form 10-K for the fiscal year ended December 31, 2006 are available at:

                            www.shareholdervote.info


        Easy Online Access - A Convenient Way to View INFORMATION STATEMENT materials If you have access to the Internet, you can complete the process in a few easy steps. You will receive a SECOND NOTICE WITHIN 10 DAYS with the same information instructions to view your INFORMATION STATEMENT material online to complete the process.

Step 1: Go to www.shareholdervote.info
Step 2: Click the Company button to access the INFORMATION STATEMENT materials. Step 3: You will be asked to enter your Username and Password which is listed above.
Step 4: You can view or download the INFORMATION STATEMENT materials at this time.


   Obtaining a Paper Copy of the INFORMATION STATEMENT materials - If you do not have access to the Internet, or prefer to receive a paper copy of the INFORMATION STATEMENT materials including the Annual Report, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed in this letter on or before December 14, 2007.

How to order a paper copy of the INFORMATION STATEMENT materials:

Telephone: Call us at: 800-780-1920

Email: Send an email with "INFORMATION STATEMENT Materials Order" in the subject line and in the body of the message, your full name and address to:
Info@shareholdervote.info
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Zunicom, Inc. Proposals to be considered at the meeting are listed below.



1. Election of Directors:

              William Tan

              John Rudy

              Ian Edmonds



2. To ratify the appointment of Horwath Orenstein, LLP to act as independent auditors for the fiscal year ending December 31, 2007, and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.



The Board of Directors has fixed the close of business on October 26, 2007 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.



This Notice also constitutes notice of the 2007 Annual Meeting of Stockholders of the Company. This notice is being mailed to stockholders on or about October 31, 2007. Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting.

The following INFORMATION STATEMENT materials are available for you to review online at:

   http://www.shareholdervote.info.
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   o    the Company's 2007  INFORMATION  STATEMENT  (including  all  attachments thereto);

   o the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and

   o any amendments to the foregoing materials that are required to be furnished to stockholders.



Have this notice available when you request a PAPER copy of the INFORMATION STATEMENT materials or when you want to view your INFORMATION STATEMENT materials online.